JOHN H. LIVELY, Managing Partner
john.lively@practus.com
11300 Tomahawk Creek Pkwy., Suite 310
Leawood, KS 66211
(913) 660-0778
February 2, 2026

U.S. Securities and Exchange Commission
Filing Desk
100 F Street, N.E.
Washington, D.C. 20549

RE: Registration Statement filed on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of ETF Opportunities Trust (the “Trust”) (File Nos. 333-234544 and 811-23439)

Ladies and Gentlemen:

Enclosed herewith for filing on behalf of the Trust please find Post-Effective Amendment No. 596 to the Trust’s Registration Statement under the Securities Act and Amendment No. 598 to the Trust’s Registration Statement under the 1940 Act (collectively, the “Amendment”), for the Tuttle Capital UFO Disclosure ETF (the “Fund”), a series of the Trust.

The Amendment is being filed for the purpose of updating certain disclosures contained therein and for addressing SEC staff comments received on the Trust’s Rule 485(a) filing made on September 12, 2025 (Accession number 0001999371-25-013186) on behalf of the Fund. The Amendment does not contain any disclosures that would render it ineligible to become effective under Rule 485(b) under the 1933 Act.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@Practus.com.

Very truly yours,

/s/ John H. Lively
                        On behalf of Practus, LLP